News Release	The Procter & Gamble Company
One P&G Plaza
Cincinnati, OH 45202
PROCTER & GAMBLE ANNOUNCES $1.25 BILLION DEBT TENDER OFFER

CINCINNATI, October 17, 2016—The Procter & Gamble Company (NYSE:PG)  announced today that it has commenced a debt tender offer to purchase, for an aggregate purchase price of up to $1.25 billion in cash (the "Maximum Tender Amount"), the P&G debt securities listed in the table below (collectively, the "Securities").  The tender offer is intended to allow P&G to retire higher-interest rate debt in the current low interest-rate environment and further improve the efficiency of P&G's capital structure.
Title of Security	Principal Amount Outstanding	CUSIP/ISIN	Tender Cap(1)	Acceptance Priority Level	Early Tender Premium(2)	Reference Security/Mid-Swap Rate/ Interpolated Rate	Bloomberg Reference Page/ Screen	Fixed Spread (basis points)

8.750% Debentures due 2022	$100,000,000	CUSIP: 742718BJ7 ISIN: US742718BJ73	N/A	1	$30	1.125% U.S. Treasury due Sep. 30, 2021	PX1	60

8.000% Debentures due 2024	$200,000,000	CUSIP: 742718BG3 ISIN: US742718BG35	N/A	2	$30	1.500% U.S. Treasury due Aug. 15, 2026	PX1	35

8.000% Debentures due 2029	$99,000,000	CUSIP: 742718AV1 ISIN: US742718AV11	N/A	3	$30	1.500% U.S. Treasury due Aug. 15, 2026	PX1	115

6.450% Debentures due 2026	$300,000,000	CUSIP: 742718BH1 ISIN: US742718BH18	N/A	4	$30	1.500% U.S. Treasury due Aug. 15, 2026	PX1	45

6.250% Notes due 2030	£500,000,000	ISIN: XS0106655235	$350,000,000	5	£30	4.750% UK Treasury due Dec. 7, 2030	DMO2	30

5.125% Notes due 2017	€1,100,000,000	ISIN: XS0327237300	$500,000,000	6	€30	October 2017 Mid-Swap Rate	ICAE1	-55

5.800% Notes due 2034	$600,000,000	CUSIP: 742718DB2 ISIN: US742718DB20	N/A	7	$30	2.500% U.S. Treasury due May 15, 2046	PX1	30

5.500% Notes due 2034	$500,000,000	CUSIP: 742718CB3 ISIN: US742718CB39	N/A	8	$30	2.500% U.S. Treasury due May 15, 2046	PX1	30

5.550% Notes due 2037	$1,400,000,000	CUSIP: 742718DF3 ISIN: US742718DF34	N/A	9	$30	2.500% U.S. Treasury due May 15, 2046	PX1	35

5.250% Notes due 2033	£200,000,000	ISIN: XS0158603083	N/A	10	£30	4.250% UK Treasury due June 7, 2032	DMO2	35

4.875% Notes due 2027	€1,000,000,000	ISIN: XS0300113254	$300,000,000	11	€30	May 2027 Interpolated Swap Rate	ICAE1	-5

4.125% Notes due 2020	€600,000,000	ISIN: XS0237323943	N/A	12	€30	December 2020 Interpolated Swap Rate	ICAE1	-25

(1)    The Tender Cap is the maximum aggregate purchase price for the applicable Security.  For non-U.S. Dollar denominated Securities, the Tender Cap is the U.S. Dollar equivalent of the maximum aggregate purchase price in the applicable currency.

(2)    The Total Consideration payable for each $1,000, £1,000 or €1,000 principal amount of Securities validly tendered at or prior to the Early Tender Deadline and accepted for purchase by us includes the applicable Early Tender Premium. In addition, holders whose Securities are accepted will also receive accrued interest on such Securities.

The amounts of each series of Securities that are purchased will be determined in accordance with the acceptance priority levels specified in the table above (the "Acceptance Priority Level"), with 1 being the highest Acceptance Priority Level and 12 being the lowest Acceptance Priority Level.  In addition, the aggregate purchase price for applicable series of Securities will not exceed the tender caps specified in the table above (the "Tender Caps").
The tender offer is being made upon and is subject to the terms and conditions set forth in the Offer to Purchase, dated October 17, 2016, and the related Letter of Transmittal.  The tender offer will expire at midnight, New York City time, at the end of November 14, 2016, unless extended or terminated (the "Expiration Date").  Tenders of Securities may be withdrawn at any time at or prior to 5:00 p.m., New York City time, on October 28, 2016, but may not be withdrawn thereafter except where additional withdrawal rights are required by law.
The prices to be paid for each series of Securities accepted for purchase will be determined at 10:00 a.m., New York City time, for the Securities denominated in U.S. Dollars, and 3:00 p.m., London time, for the Securities denominated in Sterling or Euro, on the business day following the Early Tender Deadline (as it may be extended, the "Price Determination Date").  The prices to be paid for the Securities denominated in U.S. Dollars and Sterling will be calculated on the basis of the yield to the applicable call or maturity date of the applicable reference security listed in the table above, and the prices to be paid for the Securities denominated in Euro will be calculated on the basis of the rates payable on a reference swap plus the fixed spread applicable to such Securities as set forth in the table above, in each case on the Price Determination Date.
Holders of Securities that are validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on October 28, 2016 (unless extended, the "Early Tender Deadline") and accepted for purchase will receive the applicable Total Consideration, which includes the applicable early tender premium specified in the table above (the "Early Tender Premium").  Holders of Securities who validly tender their Securities following the Early Tender Deadline and at or prior to the Expiration Date will only receive the applicable "Tender Offer Consideration," which is equal to the applicable Total Consideration minus the applicable Early Tender Premium.
The purchase price for Securities denominated in U.S. Dollars, Sterling and Euro will be paid in U.S. Dollars, Sterling and Euro, respectively.  The Maximum Tender Amount and Tender Caps (where applicable) will be determined subject to the currency conversion methods described in the Offer to Purchase.
Payments for Securities purchased will include accrued and unpaid interest from and including the last interest payment date applicable to the relevant series of Securities up to, but not including, the applicable settlement date for such Securities accepted for purchase.
If the tender offer is not fully subscribed as of the Early Tender Deadline, subject to the Maximum Tender Amount and the Tender Caps (where applicable), Securities validly tendered and not validly withdrawn at or prior to the Early Tender Deadline will be accepted for purchase in priority to other Securities tendered following the Early Tender Deadline even if such Securities tendered following the Early Tender Deadline have a higher Acceptance Priority Level than Securities tendered at or prior to the Early Tender Deadline.
Securities of a series may be subject to proration if the aggregate principal amount of the Securities of such series validly tendered and not validly withdrawn would cause the Tender Cap (where applicable) or the Maximum Tender Amount to be exceeded.  Furthermore, if the tender offer is fully subscribed as of the Early Tender Deadline, holders who validly tender Securities following the Early Tender Deadline will not have any of their Securities accepted for purchase.
P&G's obligation to accept for payment and to pay for the Securities validly tendered in the tender offer is subject to the satisfaction or waiver of the conditions described in the Offer to Purchase.
Citigroup Global Markets Inc. and Morgan Stanley & Co. LLC are acting as the dealer managers for the tender offer.  The information agent and tender agent is D.F. King & Co., Inc.  Copies of the Offer to Purchase, Letter of Transmittal and related offering materials are available by contacting the information agent at (212) 269-5550 (banks and brokers) or (800) 735-3591 (all others) or by email at pg@dfking.com.  Questions regarding the tender offer should be directed to Citigroup Global Markets Inc., Liability Management Group, at (212) 723-6106, (800) 558-3745 (toll-free) or +44 20 7986 8969 or Morgan Stanley & Co. LLC, Liability Management Group, at (212) 761-1057, (800) 624-1808 (toll-free) or +44 20 7677 5040.
This news release shall not constitute an offer to sell, a solicitation to buy or an offer to purchase or sell any securities.  The tender offer is being made only pursuant to the Offer to Purchase and only in such jurisdictions as is permitted under applicable law.

Forward-Looking Statements
Certain statements in this press release, other than purely historical information, including estimates, projections, statements relating to P&G's business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are "forward-looking statements." These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "strategy," "future," "opportunity," "plan," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions. Forward-looking statements are based on current expectations and assumptions, which are subject to risks and uncertainties that may cause results to differ materially from those expressed or implied in the forward-looking statements. P&G undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise.
Risks and uncertainties to which P&G's forward-looking statements are subject include, without limitation: (1) the ability to successfully manage global financial risks, including foreign currency fluctuations, currency exchange or pricing controls and localized volatility; (2) the ability to successfully manage local, regional or global economic volatility, including reduced market growth rates, and generate sufficient income and cash flow to allow P&G to effect the expected share repurchases and dividend payments; (3) the ability to manage disruptions in credit markets and changes to P&G's credit rating; (4) the ability to maintain key manufacturing and supply arrangements (including sole supplier and sole manufacturing plant arrangements) and manage disruption of business due to factors outside of P&G's control, such as natural disasters and acts of war or terrorism; (5) the ability to successfully manage cost fluctuations and pressures, including commodity prices, raw materials, labor costs, energy costs and pension and health care costs; (6) the ability to stay on the leading edge of innovation, obtain necessary intellectual property protections and successfully respond to technological advances attained by, and patents granted to, competitors; (7) the ability to compete with P&G's local and global competitors in new and existing sales channels, including by successfully responding to competitive factors such as prices, promotional incentives and trade terms for products; (8) the ability to manage and maintain key customer relationships; (9) the ability to protect P&G's reputation and brand equity by successfully managing real or perceived issues, including concerns about safety, quality, ingredients, efficacy or similar matters that may arise; (10) the ability to successfully manage the financial, legal, reputational and operational risk associated with third party relationships, such as P&G's suppliers, contractors and external business partners; (11) the ability to rely on and maintain key information technology systems and networks (including P&G and third-party systems and networks) and maintain the security and functionality of such systems and networks and the data contained therein; (12) the ability to successfully manage regulatory and legal requirements and matters (including, without limitation, those laws and regulations involving product liability, intellectual property, antitrust, privacy, tax, accounting standards and the environment) and to resolve pending matters within current estimates; (13) the ability to manage changes in applicable tax laws and regulations; (14) the ability to successfully manage P&G's portfolio optimization strategy, as well as ongoing acquisition, divestiture and joint venture activities, to achieve P&G's overall business strategy, without impacting the delivery of base business objectives; (15) the ability to successfully achieve productivity improvements and cost savings and manage ongoing organizational changes, while successfully identifying, developing and retaining particularly key employees, especially in key growth markets where the availability of skilled or experienced employees may be limited; and (16) the ability to manage the uncertain implications of the United Kingdom's withdrawal from the European Union. For additional information concerning factors that could cause actual results and events to differ materially from those projected herein, please refer to P&G's most recent 10-K, 10-Q and 8-K reports.

About Procter & Gamble
P&G serves consumers around the world with one of the strongest portfolios of trusted, quality, leadership brands, including Always®, Ambi Pur®, Ariel®, Bounty®, Charmin®, Crest®, Dawn®, Downy®, Fairy®, Febreze®, Gain®, Gillette®, Head & Shoulders®, Lenor®, Olay®, Oral-B®, Pampers®, Pantene®, SK-II®, Tide®, Vicks®, and Whisper®. The P&G community includes operations in approximately 70 countries worldwide. Please visit http://www.pg.com for the latest news and information about P&G and its brands.

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